UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2023

MOVING iMAGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40511	85-1836381
(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA	92708
(Address of Principal Executive Offices)	(Zip Code)

(714) 751-7998

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2023, William Greene, 67, was appointed Chief Financial Officer effective April 20, 2023. Mr. Greene has been the Interim Chief Financial Officer of Moving iMage Technologies, Inc. (the “Company”) since January 2023. Mr. Greene is the founder of William Greene Consulting, established in 2001, which provides financial consulting services for private and public companies, such as preparing financial reports, comprehensive financial forecasting or CFO level strategy business planning and cash flow reviews, and Securities and Exchange Compliance (“SEC”) compliance and investor relations management. Mr. Greene’s experience includes serving as the chief financial officer for AscentX Medical Inc. from 2015 to 2017, serving as a consultant to the chief financial officer of Pepperball Technologies, Inc. from 2009 to 2010, and serving as the chief financial officer for Surge Global Energy from 2006 to 2008. Mr. Greene holds a Bachelor of Science degree in Business Administration with a focus on accounting from California State University Dominguez Hills.

There are no arrangements or understandings between Mr. Greene and any other person pursuant to which he was appointed to serve as Chief Financial Officer of the Company and Mr. Greene does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Greene and any director or executive officer of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (“Annual Meeting”) on April 20, 2023. For more information about the proposals set forth below, please see the Company’s definitive Proxy Statement filed with the SEC on March 21, 2023. As of the record date, March 16, 2023, there were 10,913,510 shares of common stock outstanding and entitled to be voted at the Annual Meeting, of which 7,511,631 shares of common stock were present in person or by proxy at the meeting. The final voting results on each of the matters submitted to a vote of stockholders were as follows:

Proposal No. 1:     To elect a board of directors to serve for the ensuing year. There were five nominees for the Company’s board of directors. The affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote was necessary for the election of a nominee for director. Broker non-votes did not count as votes cast and had no effect on the result of the vote. Each of the five nominees listed below has been elected to serve on the board of directors until the Company’s 2024 annual meeting of stockholders or until their respective successors are elected and qualify. The voting results were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Phil Rafnson	5,238,707	20,847	2,252,077
Bevan Wright	5,216,512	43,042	2,252,077
Katherine D. Crothall, Ph.D.	5,218,893	40,661	2,252,077
John C. Stiska	5,221,645	37,909	2,252,077
Scott Anderson	5,215,228	44,326	2,252,077

Proposal No. 2:     To ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023. Approval of the proposal required the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions were not counted as votes cast and had no effect on the result of the vote. As a routine matter, there were no broker non-votes. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions
7,451,648	51,033	8,950

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated April 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVING IMAGE TECHNOLOGIES, INC.
Date: April 26, 2023
	By:	/s/ William F. Greene
	Name:	William F. Greene
	Title:	Chief Financial Officer